Exhibit (11)(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 34 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated December 9, 1997, relating to the financial statements and financial highlights appearing in the October 31, 1997 Annual Reports to Shareholders of Portico Money Market Fund, Portico U.S. Treasury Money Market Fund, Portico U.S. Government Money Market Fund, Portico Tax-Exempt Money Market Fund, Portico Institutional Money Market Fund, Portico Short-Term Bond Market Fund, Portico Intermediate Bond Market Fund, Portico Tax-Exempt Intermediate Bond Fund, Portico Bond IMMDEX Fund, Portico Balanced Fund, Portico Growth and Income Fund, Portico Equity Index Fund, Portico Growth Fund (formerly known as the Portico MidCore Growth Fund), Portico Special Growth Fund, Portico International Equity Fund, Portico MicroCap Fund, and Portico Emerging Growth Fund (portfolios of Portico Funds, Inc.) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in each Prospectus and under the heading "Independent Accountants" in each Statement of Additional Information.




Price Waterhouse LLP
Milwaukee, Wisconsin
January 27, 1998